Plant Lease Agreement

Party A (Lessor): Tianjin GOLDEN WHEEL Bicycle (GROUP) Co., Ltd.

Party B (Lessee): Beijing LOBO Intelligent Robot Co., Ltd.

On the principles of voluntariness and equality, Party A and Party B reach the following agreement through friendly negotiation with respect to the property lease.

Article 1 General Information about the Plant

1. General information about the leased plant

The leased plant is situated at West Side of Jinjin Highway, Nancaicun Town, Wuqing District, Tianjin.

2. Lease scope: It is agreed that the official building, production plant as well as the ancillary one-storey house and ancillary items originally situated in the yard of Tianjin Xianglong Bicycle Company and situated at the West Side of Jingjin Highway, Nancaicun Town (excluding the three-storey building with an area of $931.2m^2$ as situated at East Side of the yard, however, the roads in front of the plant shall not affect the entrance and exit of the accommodation personnel and vehicles) shall be leased to Party B. Such ancillary items are inclusive of the roads inside and outside the yard, power facilities, gates, yard wall as well as the water supply and drainage pipelines, heating pipelines, power lighting lines and other ancillary facilities and equipment inside and outside the plant building. (See Annex II: Lease Scope Sketch Map; Annex III: List of Major Ancillary Equipment)

3. Purpose of the leased plant: legal production, processing, warehouse, office and other production and operation purposes.

Article 2 Lease Period

The plant lease period starts from July 1, 2023 to July 31, 2028.

Article 3 Rent

1. Rent: It is agreed that the annual lease price of the office building, plant and ancillary facilities within the lease scope is RMB 425,000 (in words: RMB four hundred and twenty-five thousand).

2. Security deposit: When this Contract is concluded, Party B shall pay RMB 30,000 (RMB thirty thousand only) as the security deposit. In case this Agreement is terminated by Party B during the term thereof or the house and ancillary facilities within the lease scope are ruined upon expiration of the lease period, Party A has the right to deduct the security deposit. Upon expiration hereof, Party A shall refund the security deposit after its acceptance of the house and ancillary facilities within the lease scope.

3. Agreed payment terms of the rent: The rent of the following contract year shall be paid at a lump sum prior to July 1 of each year. Upon receipt of the corresponding payment, Party A shall issue the receipt to Party B.

Article 4 Agreements on Liabilities

1. Party A warrants that the leased property is free from defects in title that result in Party B's inability to use the house, equipment and facilities within the lease scope, including without

limitation the mortgage, auction and sealing of such property; otherwise, in case of losses incurred thereby to Party B, Party A shall assume appropriate compensation liability.

2. Party A shall deliver the leased plant to Party B at the time specified herein.

3. Prior to the commencement of lease period, it is confirmed that such plant and ancillary facilities thereof are good and intact and the roofing is free from leakage of rain and the wall is free from cracking but are good and intact and available for use. Otherwise, Party A shall assign its personnel for repair and maintenance and then deliver to Party B. During the lease period, Party B shall reasonably use and take care of the plant and ancillary equipment thereof. During the lease period, in case of non-structural damage or partial leakage of rain in connection with the plant, which results in damages or failures to the plant and ancillary facilities thereof, Party B shall be responsible for the repair. In case Party B rejects repair, Party A may repair for and on behalf of Party B at the cost of Party B. During the lease period, in case of structural damage and large area of leakage and cracking in connection with the plant and ancillary facilities thereof, the parties shall negotiate about the repair and maintenance matter, on the basis that such damages, leakage or cracking are not caused due to the reasons of Party B.

During the lease period, in case Party B is unable to normally use such plant in part (such as part of the plant is compulsorily dismantled) due to the defects in the leased plant (such as violation of the rules) or other reasons, Party B has the right to select to terminate this Contract and request Party A to refund the remaining rent and security deposit paid or re-negotiate with Party A about the lease price. In case Party B is unable to normally use such plant (such as part of the plant is compulsorily dismantled) due to the defects in the leased plant (such as violation of the rules) or other reasons, Party B has the right to terminate this Contract and request Party A to refund the remaining rent.

4. Party B shall comply with the disciplines and laws, conducts the business activities according to the laws, go through relevant procedures and assume relevant liabilities.

5. During the lease period, Party B shall well perform the fire, safety, environmental protection and sanitation work and eliminate the potential safety hazards. During the lease period, in case of fires and other losses due to the reasons of Party B within the lease scope, Party B shall be liable.

6. Party B has no right of disposal of the leased plant. Without the written consent of Party A, Party B is not allowed to share with others, or subleases or occupy the house beyond the scope hereof; otherwise, Party B shall immediately give a correction or make a supplemental payment of the rent incurred during the period of such occupation., and shall only continue to use the leased plant with the consent of Party A.

7. During the lease period, the gas, water and electricity, telephone, cable TV, network use and decoration charges incurred by Party B arising from the normal production and living shall be borne by Party B.

8. During the lease period, in case Party B changes the plant structure and purpose without the consent or the leased plant and equipment are ruined and collapsed due to Party B's intention or fault, Party B shall restore it to the original state or compensate the economic loss equal to the market value of the plant in the current year.

9. In case Party B has the intention to withdraw the lease in advance prior to the expiration of the lease period, it shall inform Party A in advance, make a full payment of the amount payable during the lease period and assume the compensation liability that Party A shall not refund the rent and

security deposit.

10. It is agreed that during the term hereof, when each 3-year lease period expires, the parties shall make an adjustment to the next 3-year lease period through negotiation, and such adjustment shall be made at least 1 month prior to the expiration of the 3-year contract term. In case the negotiation about adjustment fails, Party A has the right to terminate this Agreement in advance. In case Party A fails to request for any adjustment, it is deemed as no adjustment, and Party B may continuously lease the plant. If, upon expiration hereof, Party B intends to continuously lease the plant, it shall make a request for renewal 3 months prior to the expiration hereof. Under the same conditions, Party B is entitled to the priority of lease.

Article 5 Liability for Breach

1. In case of relocation due to the municipal planning or sever natural disasters such as the earthquake, as a result, the plant is unavailable for use and this Contract could not be performed, this Contract shall be automatically terminated, losses incurred thereby to Party B shall be borne by Party B, and Party A shall refund the remaining rent and security deposit paid.

2. Party B shall carry out the business activities according to the laws. Otherwise, once found, Party B shall be delivered to the relevant government authorities, and the rent and security deposit shall not be refunded.

3. This Contract shall be enforceable by the parties since the date of its execution. Those matters uncovered herein during the term hereof shall be solved by the parties through friendly negotiation. A supplementary agreement shall be signed by and between the parties through negotiation, having the same legal effect as this Agreement. In case the supplementary agreement is in conflict with the terms contained herein, such supplementary agreement shall prevail. Where a dispute arises and cannot be resolved through negotiation, it may be submitted to the People's Court of Wuqing District, Tianjin for arbitration.

This Agreement becomes effective since the date of signing and sealing, subject to the original; in case of any sub-lease, the transfer agreement containing the signature of Party A, Party B and the renewal party shall be attached to and used together with this Agreement, having the same legal effect.

This Agreement is made in duplicate with each party holding one copy.

Party A: Tianjin GOLDEN WHEEL Bicycle (GROUP) Co., Ltd. (seal)
Signed for and on behalf:
ID No.:
Tel.: 15922271533
June 24, 2023

Tianjin GOLDEN WHEEL Bicycle (GROUP) Co., Ltd. (seal)

Party B: Beijing LOBO Intelligent Robot Co., Ltd.
Signed for and on behalf:
ID No.: 350824198607160811
Tel.: 15120086744
June 24, 2023

Beijing LOBO Intelligent Robot Co., Ltd. (seal)

SHENZHEN ODB TRANSLATION CO., LTD 深圳市欧得宝翻译有限公司 翻译专用章 TRANSLATION SEAL